UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James A. Mallak

On February 29, 2012, Atkore International, Inc. (the “Company”), a subsidiary of Atkore International Holdings Inc. announced that James A. Mallak, 56, is joining the Company as Chief Financial Officer, effective March 5, 2012. Mr. Mallak also will serve as the Company’s principal accounting officer. From 2008 until he joined the Company, Mr. Mallak was a Managing Director of Alvarez & Marsal Holdings, LLC, a global professional services firm. From 2004 to 2007, Mr. Mallak served as Chief Financial Officer of Tower Automotive Inc., a global provider of structural stampings. Mr. Mallak was Executive Vice President and Chief Financial Officer of Textron Fastening Systems from 2001 to 2004 and of Textron Automotive Co. from 1999 to 2001 and was Vice President Finance, Heavy Vehicle Systems of Meritor Automotive, Inc. from 1998 to 1999. Mr. Mallak was employed by ITT Automotive, Inc. from 1977 to 1998 where he held various positions with increasing responsibility.

In connection with his appointment, Mr. Mallak and the Company entered into an offer letter on February 17, 2012 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Mallak will receive an annual base salary of $375,000. Mr. Mallak will be eligible to participate in the Company’s Annual Incentive Bonus Program and to receive a target incentive bonus for fiscal 2012 of 60% of his base salary, prorated based on his start date, subject to the satisfactory achievement of individual, business and corporate objectives established by the Company; provided, however that for fiscal 2012, Mr. Mallak is guaranteed a minimum bonus at the 60% target, prorated for time worked during the fiscal year. The Offer Letter also provides for a cash sign-on bonus of $150,000; provided, that if Mr. Mallak terminates his employment within the first two years, he must repay the sign-on bonus in full. Mr. Mallak is also entitled to employee benefits made available to similarly situated executives.

Mr. Mallak will be eligible to participate in the Company’s Stock Incentive Plan and will be eligible to receive an annual option grant at a target value of $175,000 in October 2012, contingent on the approval of the Company’s board of directors. Upon commencement of his employment, Mr. Mallak will be entitled to purchase between $150,000 and $300,000 of shares of common stock of Atkore International Group Inc., at a purchase price of $10 per share, and for each share that he purchases will be granted an option to purchase three shares, at an option exercise price of $10 per share. The option grant will become exercisable in five equal annual installments, commencing on the first anniversary of his hire date.

If Mr. Mallak’s employment is involuntarily terminated, he will be entitled to receive a severance payment equal to one year of his base salary. The Offer Letter provides that the specific terms of this severance arrangement are contemplated to be provided to Mr. Mallak within 30 days of his start date.

Departure of Karl J. Schmidt

Also on February 29, 2012, the Company announced that Karl J. Schmidt, Vice President and Chief Financial Officer, would be leaving the Company. Although Mr. Mallak assumed the role of Chief Financial Officer and principal accounting officer as of March 5, 2012, Mr. Schmidt is expected to remain with the Company until April 15, 2012 to assist with the transition of his responsibilities to Mr. Mallak.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ John P. Williamson
	Name:	John P. Williamson
	Title:	President and Chief Executive Officer